Exhibit 3.41.2

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

BROOKDALE LIVING COMMUNITIES OF ILLINOIS-2960, LLC

This Certificate of Amendment to Certificate of Formation of Brookdale Living Communities of Illinois-2960, LLC is being duly executed and filed by the undersigned pursuant 10 Section 18-202 of the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

1.             The name of the limited liability company is “Brookdale Living Communities of Illinois-2960, LLC”.

2.             Brookdale Living Communities of Illinois-2964, LLC was formed in the State of Delaware on September 13, 2000.

3.             The Certificate of Formation of Brookdale Living Communities of Illinois-2960, LLC is hereby amended by deleting the exiting paragraph 4 in its entirety.

IN WITNESS WHEREOF, the undersigned, as an authorized person, has executed this Certificate of Amendment to Certificate of Formation of Brookdale Living Communities of Illinois-2960, LLC this 19th day of October, 2004.

/s/ Saul A. Behar
Saul A. Behar
Authorized Person